Exhibit 10.15

CLIFFORD CHANCE 2-4 PLACE DE PARIS B.P. 1147 L-1011 LUXEMBOURG GRAND-DUCHÉ DE LUXEMBOURG TEL +352 48 50 50 1 FAX +352 48 13 85 www.cliffordchance.com

BAUSCH & LOMB B.V.

AS PLEDGOR

CITIBANK, N.A.

AS ADMINISTRATIVE AGENT

BAUSCH & LOMB LUXEMBOURG S.À R.L.

AS COMPANY

PLEDGE OVER SHARES AGREEMENT

(BAUSCH & LOMB LUXEMBOURG S.À R.L.)

CLIFFORD CHANCE 2-4 PLACE DE PARIS B.P. 1147 L-1011 LUXEMBOURG GRAND-DUCHÉ DE LUXEMBOURG TEL +352 48 50 50 1 FAX +352 48 13 85 www.cliffordchance.com

THIS PLEDGE AGREEMENT has been entered into on 18 June 2012

BETWEEN

(1)	BAUSCH & LOMB B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Haarlemmermeer, The Netherlands, its registered office at Koolhovenlaan 110, 1119 NH Schiphol-Rijk, The Netherlands and registered with the Chamber of Commerce of Amsterdam under number 34034628 (the “Pledgor”);

(2)	CITIBANK, N.A., acting for itself and as administrative agent for and on behalf of the Secured Parties (as such term is defined below) (the “Administrative Agent”); and

(3)	BAUSCH & LOMB LUXEMBOURG S.À R.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 13-15, avenue de la Liberté, L-1931 Luxembourg, registered with the register of commerce and companies of Luxembourg under the number B 105.591 and having a share capital of EUR 105,324,937 (the “Company”).

WHEREAS:

(A)	Pursuant to a USD 2,835,000,000 and EUR 460,000,000 credit agreement (the “Credit Agreement”) dated as of May 18, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time) between, amongst others, Bausch & Lomb Incorporated and Bausch & Lomb B.V. (the “Dutch Subsidiary Borrower”) as borrowers and Citibank, N.A. as administrative agent, swing line lender and an L/C issuer, JPMorgan Chase Bank, N.A. as an L/C issuer and each other lender from time to time party to the Credit Agreement (the “Lenders”), the Lenders have agreed to extend credit to the Borrowers subject to the term and conditions set forth in the Credit Agreement.

(B)	Pursuant to a foreign subsidiary guaranty (the “Foreign Subsidiary Guaranty”) to be dated on or about the date of this Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time) between, amongst others, the Pledgor, the Guarantors party thereto and Citibank, N.A. as administrative agent, the Guarantors have agreed to guarantee the Foreign Obligations subject to the terms and conditions set forth in the Foreign Subsidiary Guaranty.

(C)	As a condition subsequent to the Credit Agreement, the Pledgor has agreed, for the purpose of creating a security interest for the payment and discharge of all of the Foreign Obligations (as defined below), to enter into this pledge agreement (the “Pledge Agreement”) which the Pledgor declares to be in its best corporate interest.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in the Credit Agreement shall bear the same meaning herein, unless expressly provided to the contrary.

1.2	In this Pledge Agreement:

“Event of Default” has the meaning ascribed to such term in the Credit Agreement.

“Financial Collateral Law” means the Luxembourg law of 5 August 2005 on financial collateral arrangements, as amended.

“Foreign Obligations” has the meaning ascribed to such term in the Foreign Subsidiary Guaranty.

“Loan Documents” has the meaning ascribed to such term in the Foreign Subsidiary Guaranty.

“Loan Parties” means, collectively, the Dutch Subsidiary Borrower and each Guarantor (as defined in the Foreign Subsidiary Guaranty).

“Pledged Portfolio” means the Shares and the Related Assets.

“Related Assets” means all dividends, interest and other monies payable in respect of the Shares and all other rights, benefits and proceeds (including the proceeds from any sale of the Shares following an enforcement of this Pledge and, in particular, any proceeds that may not immediately be used to discharge the Foreign Obligations) in respect of or derived from the Shares (whether by way of redemption, liquidation, bonus, preference, option, substitution, conversion or otherwise) except to the extent these constitute Shares.

“Rights of Recourse” means all and any rights, actions and claims the Pledgor may, as a result of an enforcement of the Pledge, have against any Loan Parties or any other person having granted a security or given a guarantee for the Foreign Obligations, including, in particular, any right of recourse which the Pledgor may have against any such entity under the terms of Article 2028 et seq. of the Luxembourg Civil Code (including, for the avoidance of doubt, any right of recourse prior to enforcement), or any right of recourse by way of subrogation or any other similar right, action or claim under any applicable law.

“Secured Parties” has the meaning ascribed to such term in the Credit Agreement.

“Shares” means all of the shares (parts sociales) in the share capital of the Company held by, to the order or on behalf of the Pledgor at any time, including for the avoidance of doubt any further shares which shall be issued to the Pledgor from time to time, (such shares being referred to as the “Future Shares”) regardless of the reason of such issuance, whether by way of substitution, replacement, dividend or in addition to the shares held on the date hereof, whether following an exchange, division, free attribution, contribution in kind or in cash or for any other reason, in which case such Future Shares shall immediately be and become subject to the security interest created hereunder.

“Share Register” means the register of shareholders of the Company.

1.3	In this Pledge Agreement, any reference to (a) a “Clause” is, unless otherwise stated, a reference to a Clause hereof and (b) to any agreement (including this Pledge Agreement, the Credit Agreement, the Foreign Subsidiary Guaranty or any other Loan Documents) is a reference to such agreement as amended, varied, modified or supplemented (however fundamentally) from time to time. Clause headings are for ease of reference only.

1.4	This Pledge Agreement may be executed in any number of counterparts and by way of facsimile exchange of executed signature pages, all of which together shall constitute one and the same Pledge Agreement.

2.	PLEDGE OVER SHARES (PARTS SOCIALES)

2.1	The Pledgor pledges the Pledged Portfolio in favour of the Administrative Agent, acting for itself and as agent for and on behalf of the Secured Parties, who accepts, as first-priority pledge (gage de premier rang) (the “Pledge”) for the due and full payment and discharge of all of the Foreign Obligations.

2.2	No obligations shall be included in the definition of “Foreign Obligations” to the extent that, if included, the security interest granted pursuant to this Pledge Agreement or any part thereof would be void as a result of a violation of the prohibition on financial assistance as contained in Articles 2:98c and 2:207c of the Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (the “Prohibition”) and all provisions hereof will be construed accordingly. For the avoidance of doubt, this Pledge Agreement will continue to secure those obligations which, if included in the definition of “Foreign Obligations”, would not constitute a violation of the Prohibition.

2.3	The Company hereby accepts the Pledge for the purposes of the Financial Collateral Law and undertakes to register the Pledge in its Share Register and to provide to the Administrative Agent a certified copy of the Share Register evidencing such registration on the date hereof.

2.4	The following wording shall be used for the registration of the Pledge in the Share Register:

“All shares owned from time to time by Bausch & Lomb B.V., and, in particular, the 105,324,937 Shares numbered 1 to 105,324,937 owned on the date of the present registration, have been pledged in favour of Citibank, N.A. pursuant to a pledge agreement dated 18 May 2012.”

2.5	The Pledgor and the Administrative Agent hereby give power to any manager of the Company acting individually and with full power of substitution to register the Pledge in the Share Register.

2.6	Without prejudice to the above provisions, the Pledgor hereby irrevocably authorises and empowers the Administrative Agent to take or to cause any formal steps to be taken by the managers or other officers of the Company for the purpose of perfecting the Pledge and, for the avoidance of doubt, undertakes to take any such steps itself if so directed by the Administrative Agent. In particular, should any such steps be required in relation to Future Shares, the Pledgor undertakes to take any such steps simultaneously to the issuance or receipt of such Future Shares.

2.7	The Pledgor undertakes that during the subsistence of this Pledge Agreement it will not grant any pledge with lower rank over the Pledged Portfolio without the prior approval of the Administrative Agent unless otherwise permitted pursuant to the Credit Agreement.

3.	VOTING RIGHTS AND DIVIDENDS

3.1	As long as this Pledge Agreement remains in force and until the occurrence of an Event of Default which is continuing, the Pledgor shall be entitled to receive all dividends. Following the occurrence of an Event of Default which is continuing and the service of a notice by the Administrative Agent to the Pledgor of the suspension of the Pledgor’s right to receive dividends given in writing, or by telephone if promptly confirmed in writing, the Administrative Agent shall be entitled to receive all dividends and to apply them in accordance with the terms of the Loan Documents. As of the moment and upon the condition that all Events of Default have been cured or waived, the Administrative Agent shall promptly repay to the Pledgor (without interest and not exceeding the actual net amount received by the Administrative Agent in this respect) all dividends that the Pledgor would otherwise be permitted to retain pursuant to the terms of this Clause 3.1.

3.2	Until the occurrence of an Event of Default which is continuing, the Pledgor shall be entitled to exercise all voting rights attached to the Shares in a manner which does not, except as may be permitted by any Loan Document, (i) adversely affect this Pledge, cause an Event of Default to occur or materially or adversely affect the rights attaching to or conferred by all or any part of the Pledged Portfolio or (ii) increase the issued share capital of the Company in a way which in the reasonable opinion of the Administrative Agent would prejudice the value of the Pledged Portfolio, or the ability of the Administrative Agent to enforce the Pledge. After the occurrence of an Event of Default and, for as long as such Event of Default is continuing and the Administrative Agent has given notice to the Pledgor of the suspension of its voting right either in writing, or by telephone if promptly confirmed in writing, the Pledgor shall not, without the prior written consent of the Administrative Agent, exercise any voting rights or otherwise in relation to the Shares.

3.3	The Administrative Agent shall be entitled but not obliged, after an Event of Default has occurred and for as long as such Event of Default is continuing, to exercise the voting rights attached to the Shares in accordance with the provisions of Article 9 of the Financial Collateral Law in any manner the Administrative Agent deems fit (including for the avoidance of doubt, in relation to the removal and appointment of managers). Immediately upon such election being made, the Pledgor shall no longer be entitled to exercise any voting rights attached to the Shares, and, without prejudice to the Pledgor’s ownership of the pledged Shares, the Administrative Agent may exercise any voting rights attaching to the Shares as well as the rights of the Pledgor as shareholder in relation to the convening of shareholder meetings or the adoption of written shareholder resolutions, including, for the avoidance of doubt (each time within the limits of the rights which the Pledgor has under applicable laws or the articles of association of the Company), the right to request the board of managers to convene shareholder meetings and to request items to be added to the agenda, to convene such meeting itself and to propose and adopt resolutions in written form. The Pledgor and the Company expressly acknowledge and accept that the Administrative Agent may exercise such rights and use, where required, the Shares for this purpose.

3.4	The Pledgor shall do whatever is necessary in order to ensure that the exercise of the voting rights in these circumstances is facilitated and becomes possible for the Administrative Agent, including the issuing of a written proxy in any form or any other document that the Administrative Agent may require for the purpose of exercising the voting rights. As of the moment and upon the condition that all Events of Default have been cured or waived, the Pledgor shall have the exclusive right to exercise the voting rights that the Pledgor would otherwise be authorized to exercise pursuant to the terms of Clause 3.2 above.

4.	PLEDGOR’S REPRESENTATIONS AND UNDERTAKINGS

4.1	The Pledgor hereby represents to the Administrative Agent that during the subsistence of this Pledge Agreement:

4.1.1	it is, and will be, the sole owner of the Pledged Portfolio free from any encumbrance (other than the Pledge);

4.1.2	the Shares represent the entire issued share capital of the Company;

4.1.3	the Shares are duly authorised, validly issued and fully paid and freely transferable and constitute shares with voting rights in the capital of the Company. There are no moneys of liabilities outstanding or payable in respect of any of the Shares;

4.1.4	it has not sold or disposed of all or any of its rights, title and interest in the Pledged Portfolio;

4.1.5	it has the necessary power to enable it to enter into and perform its obligations under this Pledge Agreement;

4.1.6	the Pledge created pursuant to this Pledge Agreement is not contrary to any law or court order applicable to the Pledgor and is not in breach of its constitutional documents or of any agreement to which the Pledgor is a party;

4.1.7	this Pledge Agreement constitutes its legal, valid and binding obligations and the Pledge, once perfected in accordance with Clause 2 (Pledge over Shares), creates an effective first priority pledge (gage de premier rang) over the Pledged Portfolio enforceable in accordance with its terms; and

4.1.8	all necessary authorisations to enable it to enter into this Pledge Agreement have been obtained and are, and will remain, in full force and effect.

4.2	Except with the Administrative Agent’s prior written consent the Pledgor shall not or as permitted under the Credit Agreement:

4.2.1	sell or otherwise dispose of all or any of the Shares or of its rights, title and interest in the Pledged Portfolio;

4.2.2	create, grant or permit to exist (a) any encumbrance or security interest over or (b) any restriction on the ability to transfer or realise all or any part of the Pledged Portfolio (other than, for the avoidance of doubt, the Pledge and liens expressly permitted pursuant to section 7.01 of the Credit Agreement).

4.3	The Pledgor hereby undertakes that, during the subsistence of this Pledge Agreement:

4.3.1	it shall cooperate with the Administrative Agent and sign or cause to be signed all such further documents and take all such further action as the Administrative Agent may from time to time reasonably request to perfect and protect this Pledge or to exercise its rights under this Pledge Agreement;

4.3.2	as shareholder of the Company, it shall act in good faith to maintain and exercise its rights in the Company, and in particular shall not knowingly take any steps nor do anything which could adversely affect the existence of the security interest created hereunder or the value thereof.

5.	POWER OF ATTORNEY

5.1	The Pledgor irrevocably appoints the Administrative Agent to be its attorney and in its name and on its behalf to execute, deliver and perfect all documents (including any share transfer forms and other instruments of transfer) and do all things that the Administrative Agent may consider to be requisite for (a) carrying out any obligation imposed on the Pledgor under this Pledge Agreement or (b) exercising any of the rights conferred on the Administrative Agent or the Loan Parties by this Pledge Agreement or by law, it being understood that the enforcement of the pledge over the Pledged Portfolio must be carried out as described in Clause 6 (Remedies upon Default) hereunder.

5.2	The Company irrevocably appoints the Administrative Agent to be its attorney and to make in its name and on its behalf all filings and publications in the register of commerce and companies required to give effect to the exercise by the Administrative Agent of its rights under this Pledge Agreement including, in particular, any filings with the register of commerce and companies appointing or dismissing managers appointed in accordance with Clause 6 and any transfer of ownership of the Shares following an enforcement in accordance with Clause 6.

5.3	The Pledgor shall ratify and confirm all things done and all documents executed by the Administrative Agent in the exercise of that power of attorney.

6.	REMEDIES UPON DEFAULT

6.1	Following the occurrence of an Event of Default which is continuing, if the Foreign Obligations are due and payable and remain unpaid, the Administrative Agent shall be entitled to realise the Pledged Portfolio in the most favourable manner provided for by Luxembourg law upon ten days written notice to the Pledgor and may, in particular, but without limitation,

6.1.1	appropriate the Pledged Portfolio in which case the Pledged Portfolio will be valued at its market value, as determined by an independent expert appointed by the Administrative Agent in its sole discretion. The Administrative Agent may elect, in its sole discretion, to appoint or nominate another person to which the ownership of the Pledged Portfolio shall be transferred in lieu of the Administrative Agent, it being understood that such appointment or nomination shall not affect the Administrative Agent’s rights and obligations against the Pledgor;

6.1.2	sell the Pledged Portfolio in a private sale on reasonable commercial terms (conditions commerciales normales) for a cash or non-cash consideration, in a sale organised by a stock exchange (to be chosen by the Administrative Agent) or in a public sale (organised at the discretion of the Administrative Agent and which, for the avoidance of doubt, does not need to be made by or within a stock exchange);

6.1.3	request a judicial decision that the Pledged Portfolio shall be attributed to the Administrative Agent in discharge of the Foreign Obligations following a valuation of the Pledged Portfolio made by a court appointed expert;

6.1.4	proceed to a set off between the Foreign Obligations and the Pledged Portfolio;

6.1.5	if applicable, appropriate the Pledged Portfolio at its list price (if the Pledged Portfolio is admitted to the official list of a stock exchange located in Luxembourg or abroad, or if it is traded on a regulated market functioning regularly, recognised and open to the public).

6.2	The Administrative Agent shall apply the proceeds of the sale in paying the costs of that sale or disposal and in or towards the discharge of the Foreign Obligations, in accordance with the terms of the provisions of the Credit Agreement.

7.	EFFECTIVENESS OF COLLATERAL

7.1	The Pledge shall be a continuing security and shall not be considered as satisfied or discharged or prejudiced by any intermediate payment, satisfaction or settlement of any part of the Foreign Obligations and shall remain in full force and effect until it has been discharged by the express written release thereof granted by the Administrative Agent or until release of collateral pursuant to section 9.11 of the Credit Agreement and Clause 16 of this Pledge Agreement.

7.2	The Pledge shall be cumulative, in addition to, and independent of every other security which the Secured Parties may at any time hold as security for the Foreign Obligations or any rights, powers and remedies provided by law and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security interest or other right or remedy which the Secured Parties may now or at any time in the future have in respect of the Foreign Obligations.

7.3	This Pledge shall not be prejudiced by any time or indulgence granted to any person, or any abstention or delay by the Secured Parties or the Administrative Agent in perfecting or enforcing any security interest or rights or remedies that the Secured Parties or the Administrative Agent may now or at any time in the future have from or against the Pledgor or any other person.

7.4	No failure on the part of the Administrative Agent to exercise, or delay on its part in exercising, any of its rights under this Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any further or other exercise of that or any other rights.

7.5	Neither the obligations of the Pledgor contained in this Pledge Agreement nor the rights, powers and remedies conferred upon the Administrative Agent by this Pledge Agreement or by law, nor the Pledge created hereby shall be discharged, impaired or otherwise affected by:

7.5.1	any amendment to, or any variation, waiver or release of, any Foreign Obligation or of the obligations of any Loan Party under any other Loan Documents;

7.5.2	any failure to take, or fully to take, any security contemplated by the Loan Documents or otherwise agreed to be taken in respect of the Foreign Obligations;

7.5.3	any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Foreign Obligations; or

7.5.4	any other act, event or omission which, but for this Clause 7.5, might operate to discharge, impair or otherwise affect any of the obligations of the Pledgor contained in this Pledge Agreement, the rights, powers and remedies conferred upon the Administrative Agent by this Pledge Agreement, the Pledge or by law.

7.6	For the avoidance of doubt, the Pledgor hereby waives any rights arising for it now or in the future (if any) under Article 2037 of the Luxembourg Civil Code.

7.7	Neither the Secured Parties, nor the Administrative Agent or any of their agents shall be liable by reason of (a) taking any action permitted by this Pledge Agreement or (b) any neglect or default in connection with the Pledged Portfolio or (c) the realisation of all or any part of the Pledged Portfolio, except in the case of gross negligence or wilful misconduct upon their part.

8.	INDEMNITY

8.1	The Secured Parties or the Administrative Agent shall not be liable for any loss or damage suffered by the Pledgor save in respect of such loss or damage which is suffered as a result of wilful misconduct or gross negligence.

8.2	The Secured Parties or the Administrative Agent shall be indemnified in accordance with the relevant provisions of the Credit Agreement.

9.	RIGHTS OF RECOURSE

9.1	For as long as the Foreign Obligations are outstanding and have not been unconditionally and irrevocably paid and discharged in full or the Administrative Agent or the Secured Parties have any obligations or commitments under the Loan Documents, the Pledgor shall, without prejudice to Clause 9.2, not exercise any Rights of Recourse, arising for any reason whatsoever, by any means whatsoever (including for the avoidance of doubt, by way of provisional measures such as provisional attachment (“saisie-arrêt conservatoire”) or by way of set-off).

9.2	The Pledgor irrevocably agrees to waive its Rights of Recourse against any Loan Party if (and as of the moment where) such Loan Party ceases to be a Subsidiary of the Parent Borrower as a result of the enforcement of any Security Agreement.

9.3	Without prejudice to Clause 9.1 above, this Clause shall remain in full force and effect notwithstanding any discharge, release or termination of this Pledge (whether or not in accordance with Clause 7.1 of this Pledge Agreement).

10.	PARTIAL ENFORCEMENT

Subject to Clause 6 (Remedies Upon Default), the Administrative Agent shall have the right, to request enforcement of all or part of the Pledged Portfolio in its most absolute discretion. No action, choice or absence of action in this respect, or partial enforcement, shall in any manner affect the Pledge created hereunder over the Pledged Portfolio, as it then shall be (and in particular those Shares which have not been subject to enforcement). The Pledge shall continue to remain in full and valid existence until enforcement, discharge or termination hereof, as the case may be.

11.	COSTS AND EXPENSES

All the Administrative Agent’s reasonable and documented costs and expenses (including legal fees, stamp duties and any value added tax) incurred in connection with (a) the execution of this Pledge Agreement or otherwise in relation to it, (b) the perfection or enforcement of the collateral hereby constituted or (c) the exercise of its rights hereunder, shall be reimbursed to the Administrative Agent in accordance with the provisions of the Credit Agreement including, but not limited to, provisions of section 10.04. (Attorney Costs and Expenses) of the Credit Agreement.

12.	CURRENCY CONVERSION

For the purpose of, or pending the discharge of, any of the Foreign Obligations the Administrative Agent may convert any money received, recovered or realised or subject to application by it under this Pledge Agreement from one currency to another, as the Administrative Agent may reasonably determine is necessary to effectuate the terms of the Pledge Agreement and any such conversion shall be effected at the Administrative Agent’s spot rate of exchange for the time being for obtaining such other currency with the first currency.

13.	NOTICES

13.1	Any notice or demand to be served by one person on another pursuant to this Pledge Agreement shall be served in accordance with the provisions of Section 10.02 (Notices and other Communications; Facsimile Copies) of the Credit Agreement.

13.2	Notices to the Pledgor shall be sent to:

BAUSCH & LOMB B.V.

Koolhovenlaan 110. 1119 NH Schiphol-Rijk

The Netherlands

Fax: +31 20 6537871

With copy to:

Bausch & Lomb Incorporated

One Bausch & Lomb Place

Rochester, NY 14604-2701

Attention: Bob Bailey, Vice President and General Counsel

Telecopy: +1-585-338-8706

Telephone: +1-585-338-6800

Electronic Mail: bob.bailey@bausch.com

Website Address: http://www.bausch.com

14.	SUCCESSORS

14.1	This Pledge Agreement shall, in accordance with Section 10.07 of the Credit Agreement, remain in effect despite any amalgamation or merger (however effected) relating to the Secured Parties or the Administrative Agent, and references to the Secured Parties or the Administrative Agent shall be deemed to include any assignee or successor in title of the Secured Parties or the Administrative Agent and any person who, under any applicable law, has assumed the rights and obligations of the Secured Parties or the Administrative Agent hereunder or to which under such laws the same have been transferred or novated or assigned in any manner.

14.2	For the purpose of Articles 1278 et seq. of the Luxembourg Civil Code and any other relevant legal provisions, to the extent required under applicable law and without prejudice to any other terms hereof or of any other Loan Documents and in particular Clause 14.1 hereof, the Secured Parties and the Administrative Agent hereby expressly reserve and the Pledgor agrees to the preservation of this Pledge Agreement and the Pledge in case of assignment, novation, amendment or any other transfer of the Foreign Obligations or any other rights arising under the Loan Documents.

14.3	To the extent a further notification or registration or any other step is required by law to give effect to the above, such further notification or registration shall be made and the Pledgor hereby gives power of attorney to the Administrative Agent to make any notifications and/or to require any required registrations to be made in the Share Register, or to take any other steps, and undertakes to do so itself if so requested by the Administrative Agent.

15.	AMENDMENTS AND PARTIAL INVALIDITY

15.1	Changes to this Pledge Agreement and any waiver of rights under this Pledge Agreement shall require written form and consent of each party hereto, not unreasonably withheld.

15.2	If any provision of this Pledge Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from this Pledge Agreement and the remaining provisions of this Pledge Agreement shall remain in full force and effect. The Pledge Agreement shall, however, thereafter be amended by the parties in such reasonable manner so as to achieve, without illegality, the intention of the parties with respect to that severed provision.

16.	TERMINATION OR RELEASE

16.1	This Pledge Agreement shall terminate with respect to all Foreign Obligations and any liens arising therefrom shall be automatically released when all outstanding Foreign Obligations have been repaid in full.

16.2	The Pledgor shall automatically be released from its obligations hereunder as provided in Section 9.11 of the Credit Agreement, provided that the Lenders shall have consented in writing to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

16.3	Upon any sale or other transfer by the Pledgor of the Pledged Portfolio that is permitted under the Credit Agreement to any Person that is not the Parent Borrower or a Guarantor (each as defined in the Credit Agreement), or upon the effectiveness of any written consent to the release of the security granted hereby pursuant to Section 9.11 of the Credit Agreement, the Pledge shall be released automatically.

16.4	In connection with any termination or release pursuant to Clauses 16.2 or 19.3 above, the Administrative Agent shall execute and deliver to the Pledgor, at the Pledgor’s expenses, all documents that the Pledgor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 9.11 of the Credit Agreement. Any execution and delivery of documents pursuant to this Clause 16 shall be without recourse against or representation or warranty by the Administrative Agent or any Secured Party.

17.	LAW AND JURISDICTION

17.1	This Pledge Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by Luxembourg law.

17.2	The courts of Luxembourg-City shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with it.

This Pledge Agreement has been duly executed by the parties in three copies.

SIGNATURE PAGE – PLEDGE OVER THE SHARES OF BAUSCH & LOMB

LUXEMBOURG S.À R.L.

The Pledgor

BAUSCH & LOMB BV

Duly represented by:

Name:	A. Robert D. Bailey

Title:	Management Board member

The Company

BAUSCH & LOMB LUXEMBOURG S.À R.L.

Duly represented by:

Name:	Richard Brekelmans

Title:	Category A Manager

Name:	Brian J. Harris

Title:	Category B Manager

The Administrative Agent

CITIBANK, N.A.

Duly represented by:

Name:

Title:

SIGNATURE PAGE – PLEDGE OVER THE SHARES OF BAUSCH & LOMB

LUXEMBOURG S.À R.L.

The Pledgor

BAUSCH & LOMB BV

Duly represented by:

Name:	A. Robert D. Bailey

Title:	Management Board member

The Company

BAUSCH & LOMB LUXEMBOURG S.À R.L.

Duly represented by:

Name:	Richard Brekelmans

Title:	Category A Manager

Name:	Brian J. Harris

Title:	Category B Manager

The Administrative Agent

CITIBANK, N.A.

Duly represented by:

Name:

Title:

SIGNATURE PAGE – PLEDGE OVER THE SHARES OF BAUSCH & LOMB

LUXEMBOURG S.À R.L.

The Pledgor

BAUSCH & LOMB BV

Duly represented by:

Name:	A. Robert D. Bailey

Title:	Management Board member

The Company

BAUSCH & LOMB LUXEMBOURG S.À R.L

Duly represented by:

Name:	Richard Brekelmans

Title:	Category A Manager

Name:	Brian J. Harris

Title:	Category B Manager

The Administrative Agent

CITIBANK, N.A.

Duly represented by:

Name:

Title:

SIGNATURE PAGE – PLEDGE OVER THE SHARES OF BAUSCH & LOMB

LUXEMBOURG S.À R.L.

The Pledgor

BAUSCH & LOMB B.V.

Duly represented by:

Name:

Title:

The Company

BAUSCH & LOMB LUXEMBOURG S.À R.L.

Duly represented by:

Name:

Title:

The Administrative Agent

CITIBANK, N.A.

Duly represented by:

Name:	Michael Zicari

Title:	Managing Director & Vice President